EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated as of May 31, 2019.

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ Jennifer Lee
Name: Jennifer Lee
Title: Attorney-in-fact

GOLDMAN SACHS & CO. LLC

By:	/s/ Jennifer Lee
Name: Jennifer Lee
Title: Attorney-in-fact

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:	/s/ Jennifer Lee
Name: Jennifer Lee
Title: Attorney-in-fact

BRIDGE Street Opportunity Advisors, L.L.C.

By:	/s/ Jennifer Lee
Name: Jennifer Lee
Title: Attorney-in-fact

STONEBRIDGE 2017, L.P.

By:	/s/ Jennifer Lee
Name: Jennifer Lee
Title: Attorney-in-fact

STONEBRIDGE 2017 OFFSHORE, L.P.

By:	/s/ Jennifer Lee
Name: Jennifer Lee
Title: Attorney-in-fact

STONEBRIDGE 2018, L.P.

By:	/s/ Jennifer Lee
Name: Jennifer Lee
Title: Attorney-in-fact

STONEBRIDGE 2018 OFFSHORE, L.P.

By:	/s/ Jennifer Lee
Name: Jennifer Lee
Title: Attorney-in-fact

VWR Partners, L.P.

By:	/s/ Jennifer Lee
Name: Jennifer Lee
Title: Attorney-in-fact